                                                                    EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT

SUBSIDIARY                                                    STATE OF INCORPORATION
----------                                                    ----------------------
TESSCO Incorporated.........................................  Delaware
Cartwright Communications Company...........................  Delaware
Wireless Solutions Inc......................................  Maryland
TESSCO Service Solutions, Inc...............................  Delaware
TESSCO de Mexico S.A. de C.V................................  Mexico
TESSCO FSC, Ltd.............................................  Barbados
TESSCO Communications Company...............................  Delaware
TESSCO Financial Corporation................................  Delaware

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